PRDO ANNOUNCES 2Q21 RESULTS …PG 1

Exhibit 99.1

PERDOCEO EDUCATION CORPORATION REPORTS SECOND QUARTER AND

YEAR TO DATE 2021 RESULTS

Schaumburg, Ill. (August 5, 2021) – Perdoceo Education Corporation (NASDAQ: PRDO) today reported operating and financial results for quarter and year to date ended June 30, 2021.

Second Quarter 2021 Results as Compared to Prior Year Quarter

•	Revenue decreased 0.3 percent to $175.5 million. Revenue declined at AIU, partially offset by growth at CTU.
•	Operating income decreased 3.8 percent to $36.0 million while adjusted operating income increased 1.8 percent to $42.3 million.*
•	Earnings per diluted share was $0.37 as compared to $0.40 while adjusted earnings per diluted share was $0.41 for each period.*
•

Total student enrollments at June 30, 2021 increased by 7.5 percent, with CTU experiencing a 14.2 percent increase that was partially offset by a 1.8 percent decrease within AIU. Total student enrollments at CTU were positively impacted by the academic calendar redesign.

•	Ended the quarter with $480.7 million in cash, cash equivalents, restricted cash and available-for-sale-short-term investments.

Year to Date 2021 Results as Compared to Prior Year to Date

•	Revenue increased 3.5 percent to $359.2 million with both CTU and AIU contributing to the growth.
•	Operating income increased 2.6 percent to $76.6 million while adjusted operating income increased 6.8 percent to $87.2 million.*
•	Earnings per diluted share was $0.80 for both the current and prior year to date periods while adjusted earnings per diluted share was $0.85 as compared to $0.81.*

*See GAAP (U.S. generally accepted accounting principles) to non-GAAP reconciliation attached to this press release

“Student experiences, retention and academic outcomes remain the focus of our operations as we and our students adjust to the evolving pandemic environment and its economic and social impacts,” said Todd Nelson, President and Chief Executive Officer.  “We continue to optimize our operations to serve and educate students as efficiently and effectively as possible. Our balance sheet remains a source of strength that enables us to continue investing in our existing operations while also reviewing opportunities to acquire academic programs that will expand the breadth of our program offerings.”

PRDO ANNOUNCES 2Q21 RESULTS …PG 2

BUSINESS ACQUISITION

On August 2, 2021, Perdoceo Education Corporation (the "Company") acquired substantially all of the assets of DigitalCrafts.  Launched in 2015, DigitalCrafts has helped provide individuals an opportunity in the technology area through reskilling and upskilling courses within the areas of web development, web design and cybersecurity. The acquisition of DigitalCrafts fits well with the Company’s overall objective of extending the breadth of our academic program offerings while diversifying revenue away from federal student financial aid funding. Learners are looking for ways to elevate their skills in a targeted manner without a long term commitment of time and the Company believes the programs at DigitalCrafts offer that opportunity.

The initial cash consideration for the acquisition of $16.25 million was funded with the Company’s available cash balances on the date of acquisition and is subject to a working capital adjustment. In addition, a post-closing contingent consideration payment of up to $2.5 million is expected to be paid in early 2024 based upon the level of achievement of certain financial metrics.

REVENUE

•

For the quarter ended June 30, 2021, total revenue of $175.5 million decreased 0.3 percent compared to total revenue of $176.0 million for the prior year quarter. AIU’s revenue decline for the quarter ended June 30, 2021 was partially offset with CTU’s revenue increase.

•	For the year to date ended June 30, 2021, total revenue of $359.2 million increased 3.5 percent compared to total revenue of $347.0 million for the prior year to date.

	For the Quarter Ended June 30,			For the Year to Date Ended June 30,
Revenue ($ in thousands)	2021	2020	% Change	2021	2020	% Change
CTU	$102,035	$100,193	1.8%	$207,857	$203,781	2.0%
AIU (1)	73,223	75,835	-3.4%	150,700	143,231	5.2%
Corporate and Other	281	7	NM	620	17	NM
Total	$175,539	$176,035	-0.3%	$359,177	$347,029	3.5%

(1)

AIU’s results of operations include the acquisition of substantially all of the assets of Trident University International (the “Trident acquisition”) commencing on the March 2, 2020 date of acquisition and therefore the year to date ended June 30, 2020 does not reflect a full six months of results for Trident.

TOTAL STUDENT ENROLLMENTS

•

CTU’s total student enrollments increased 14.2 percent as of June 30, 2021 as compared to June 30, 2020 due to the timing impact of the academic calendar redesign at CTU, while AIU’s total student enrollments decreased 1.8 percent.

	At June 30,
Total Student Enrollments	2021	2020	% Change
CTU	26,600	23,300	14.2%
AIU	16,500	16,800	-1.8%
Total	43,100	40,100	7.5%

PRDO ANNOUNCES 2Q21 RESULTS …PG 3

OPERATING INCOME

•	For the quarter ended June 30, 2021, operating income decreased by 3.8 percent to $36.0 million as compared to the prior year quarter.

•	For the year to date ended June 30, 2021, operating income increased by 2.6 percent to $76.6 million as compared to the prior year to date.

	For the Quarter Ended June 30,			For the Year to Date Ended June 30,
Operating Income ($ in thousands)	2021	2020	% Change	2021	2020	% Change
CTU	$35,398	$33,076	7.0%	$71,541	$67,695	5.7%
AIU (1)	9,218	10,476	-12.0%	20,541	19,852	3.5%
Corporate and Other	(8,654)	(6,184)	-39.9%	(15,503)	(12,876)	-20.4%
Total	$35,962	$37,368	-3.8%	$76,579	$74,671	2.6%
(1)

AIU’s results of operations include the Trident acquisition commencing on the March 2, 2020 date of acquisition and therefore the year to date ended June 30, 2020 does not reflect a full six months of results for Trident.

ADJUSTED OPERATING INCOME

The Company believes it is useful to present non-GAAP financial measures, which exclude certain significant and non-cash items, as a means to understand the performance of its operations. (See table below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

•	For the quarter ended June 30, 2021, adjusted operating income of $42.3 million increased 1.8 percent compared to adjusted operating income of $41.5 million for the prior year quarter.

•	For the year to date ended June 30, 2021, adjusted operating income of $87.2 million increased 6.8 percent compared to adjusted operating income of $81.6 million for the prior year to date.

	For the Quarter Ended June 30,		For the Year to Date Ended June 30,
Adjusted Operating Income ($ in thousands)	2021	2020	2021	2020 (1)
Operating income	$35,962	$37,368	$76,579	$74,671
Depreciation and amortization	3,913	4,151	7,915	6,790
Legal fee expense related to certain matters (1)	2,416	22	2,658	163
Adjusted Operating Income (2)	$42,291	$41,541	$87,152	$81,624

Increase (Decrease)	1.8%		6.8%

(1)	Legal fee expense related to acquisitions and responses to the Department of Education (“the Department”) relating to borrower defense to repayment applications from former students.

(2)

Beginning in 2021, the Company no longer adjusts operating income for expenses related to the vacated facilities at closed campuses as these expenses are expected to be immaterial. Additionally, the Company began adjusting for legal fee expense related to acquisitions and responses to the Department related to borrower defense to repayment applications from former students during the second quarter of 2021. The Company believes that these expenses are not reflective of underlying operating performance. Prior period amounts were recast for these items to maintain comparability.

PRDO ANNOUNCES 2Q21 RESULTS …PG 4

NET INCOME AND EARNINGS PER DILUTED SHARE

For the quarter ended June 30, 2021, the Company recorded:

•	Net income of $26.6 million compared to $28.2 million for the prior year quarter.
•	Earnings per diluted share of $0.37 compared to $0.40 for the prior year quarter.
•	Adjusted earnings per diluted share of $0.41 for both the current and prior year quarter. (See table below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

For the year to date ended June 30, 2021, the Company recorded:

•	Net income of $57.4 million compared to $57.3 million for the prior year to date.
•	Earnings per diluted share of $0.80 for both the current and prior year to date.
•	Adjusted earnings per diluted share of $0.85 compared $0.81 for the prior year to date. (See table below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

	For the Quarter Ended June 30,		For the Year to Date Ended June 30,
	2021	2020	2021	2020

Reported Earnings Per Diluted Share	$0.37	$0.40	$0.80	$0.80

Pre-tax adjustments included in operating expenses:
Amortization for acquired intangible assets (1)	0.01	0.02	0.02	0.02
Legal fee expense related to certain matters (2)	0.04	-	0.04	-
Tax effect of adjustments (3)	(0.01)	(0.01)	(0.01)	(0.01)
Adjusted Earnings Per Diluted Share (4)	$0.41	$0.41	$0.85	$0.81

(1)	Amortization for acquired intangible assets relates to definite-lived intangible assets associated with the Trident acquisition.
(2)	Legal fee expense related to acquisitions and responses to the Department related to borrower defense to repayment applications from former students.
(3)

The tax effect of adjustments was calculated by multiplying the pre-tax adjustments with a tax rate of 25.0%. This tax rate is intended to reflect federal and state taxable jurisdictions as well as the nature of the adjustments.

(4)

Beginning in 2021, the Company no longer adjusts earnings per diluted share for expenses related to vacated facilities at closed campuses as these expenses are expected to be immaterial. Additionally, the Company began adjusting for legal fee expense related to acquisitions and responses to the Department related to borrower defense to repayment applications from former students during the second quarter of 2021. The Company believes that these expenses are not reflective of underlying operating performance. Prior period amounts were recast for these items to maintain comparability.

BALANCE SHEET AND CASH FLOW

•

For the quarter ended June 30, 2021, net cash provided by operating activities was $38.0 million, compared to net cash provided by operating activities of $60.6 million during the prior year quarter. The quarter ended June 30, 2021 includes payments made for federal income taxes as compared to no payments in the prior year quarter.

•	At June 30, 2021 and December 31, 2020, cash, cash equivalents, restricted cash and available-for-sale short-term investments totaled $480.7 million and $410.4 million, respectively.

	For the Quarter Ended June 30,			For the Year to Date Ended June 30,
Selected Cash Flow Items ($ in thousands)	2021	2020	% Change	2021	2020	% Change
Net cash provided by operating activities	$38,037	$60,596	-37.2%	$82,745	$105,364	-21.5%
Capital expenditures	$2,017	$2,424	-16.8%	$3,059	$3,439	-11.0%

PRDO ANNOUNCES 2Q21 RESULTS …PG 5

OUTLOOK

The Company is providing the following outlook, subject to the key assumptions identified below. The Company has not adjusted its outlook to reflect the acquisition of DigitalCrafts because it currently believes that the acquisition will not significantly impact its 2021 operating results. Please see the GAAP to non-GAAP reconciliation for adjusted operating income and adjusted earnings per diluted share attached to this press release for further details.

	Total Company Outlook
	For Quarter Ending September 30,		For the Year Ending December 31,
	OUTLOOK	ACTUAL	OUTLOOK	ACTUAL
	2021	2020	2021	2020
Operating Income	$35.5M - $37.0M	$32.1M	$146.3M - $152.3M	$142.9M
Depreciation and amortization	$4.0M	$4.0M	$16.0M	$14.8M
Legal fee expense related to certain matters (1)	-	-	$2.7M	$1.3M
Adjusted Operating Income (2)	$39.5M - $41.0M	$36.1M	$165.0M - $171.0M	$159.0M

Earnings Per Diluted Share	$0.37 - $0.38	$0.56	$1.52 - $1.58	$1.74
Amortization of acquired intangible assets	$0.01	$0.01	$0.04	$0.04
Legal fee expense related to certain matters (1)	-	-	$0.04	$0.02
Tax effect of adjustments	-	-	($0.02)	($0.02)
Release of valuation allowance	-	$0.22	-	($0.22)
Adjusted Earnings Per Diluted Share (2)	$0.38 - $0.39	$0.35	$1.58 - $1.64	$1.56

(1)

Legal fee expense related to acquisitions and responses to the Department related to borrower defense to repayment applications from former students. These amounts represent expense incurred through June 30, 2021 and do not include potential future expense for these matters because they cannot be reliably quantified without unreasonable efforts by the Company due to the inherent difficulty of forecasting the timing and amount of legal fee expense related to these matters. For the same reason, the Company is unable to address the probable significance of the unavailable information. Future legal fee expense related to these matters will impact the operating income and earnings per diluted share outlook amounts in the table above, which may cause these outlook amounts to vary materially from the actual GAAP results.

(2)

Beginning in 2021, the Company no longer adjusts operating income or earnings per diluted share for expenses related to vacated facilities at closed campuses as these expenses are expected to be immaterial. Additionally, the Company began adjusting for legal fee expense related to acquisitions and responses to the Department related to borrower defense to repayment applications from former students during the second quarter of 2021. The Company believes that these expenses are not reflective of underlying operating performance. Prior period amounts were recast for these items to maintain comparability.

Operating income, which is the most directly comparable GAAP measure to adjusted operating income, and earnings per diluted share may not follow the same trends stated in the outlook above because of adjustments made for certain significant and non-cash items such as significant legal settlements and legal fees for certain matters. The operating income, adjusted operating income, earnings per share and adjusted earnings per share outlook provided above for 2021 are based on the following key assumptions and factors, among others: (i) prospective student interest for online postsecondary academic programs remains consistent with recent industry trends, (ii) no significant impact of new or proposed regulations, including the “borrower defense to repayment” regulations, or other adverse changes in the legal or regulatory environment, (iii) no significant operating impacts from the settlements with the U.S. Federal Trade Commission and state attorneys general or other legal or regulatory matters, (iv) no significant future operating or financial impacts relating to the COVID-19 pandemic, (v) earnings per diluted share outlook assumes an effective income tax rate of approximately 26.25% for the third quarter and full year, and (vi) any future impact from the Company’s stock repurchase program is excluded. Although these estimates and assumptions are based upon management’s good faith beliefs regarding current and future circumstances and actions that may be undertaken, actual results could differ materially from these estimates. In addition, decisions the Company makes in the future as it continues to evaluate diverse strategies to enhance shareholder value may impact the outlook provided above.

PRDO ANNOUNCES 2Q21 RESULTS …PG 6

CONFERENCE CALL INFORMATION

Perdoceo Education Corporation will host a conference call on Thursday, August 5, 2021 at 5:30 p.m. Eastern time to discuss second quarter and year to date 2021 results and 2021 outlook. Interested parties can access the live webcast of the conference at www.perdoceoed.com in the Investor Relations section of the website. Participants can also listen to the conference call by dialing 1-844-378-6484 (domestic) or 1-412-542-4179 (international). Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection. An archived version of the webcast will be accessible for 90 days at www.perdoceoed.com in the Investor Relations section of the website.

ABOUT PERDOCEO EDUCATION CORPORATION

Perdoceo’s academic institutions offer a quality postsecondary education primarily online to a diverse student population, along with campus-based and blended learning programs. The Company’s accredited institutions – Colorado Technical University (“CTU”) and the American InterContinental University System (“AIU”) – provide degree programs through the master’s or doctoral level as well as associate and bachelor’s levels. Perdoceo’s universities offer students industry-relevant and career-focused academic programs that are designed to meet the educational needs of today’s busy adults. CTU and AIU continue to show innovation in higher education, advancing personalized learning technologies like their intellipath® learning platform and using data analytics and technology to support students and enhance learning. Perdoceo is committed to providing quality education that closes the gap between learners who seek to advance their careers and employers needing a qualified workforce. For more information, please visit www.perdoceoed.com.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “believe,” “will,” “expect,” “continue,” “outlook,” “remain,” “focused on,” “should” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various assumptions, risks, uncertainties and other factors that could cause our results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update or revise such factors or any of the forward-looking statements contained herein to reflect future events, developments or changed circumstances, or for any other reason. These risks and uncertainties, the outcomes of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: declines in enrollment or interest in our programs; our continued compliance with and eligibility to participate in Title IV Programs under the Higher Education Act of 1965, as amended, and the regulations thereunder (including the 90-10, financial responsibility and administrative capability standards prescribed by the U.S. Department of Education), as well as applicable accreditation standards and state regulatory requirements; the impact of various versions of “borrower defense to repayment” regulations; rulemaking by the U.S. Department of Education or any state or accreditor and increased focus by Congress and governmental agencies on, or increased negative publicity about, for-profit education institutions; the success of our initiatives to improve student experiences, retention and academic outcomes; our continued eligibility to participate in educational assistance programs for veterans or other military personnel; increased competition; the impact of management changes; and changes in the overall U.S. economy which may continue to be impacted by the COVID-19 pandemic. Further information about these and other relevant risks and uncertainties may be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and its subsequent filings with the Securities and Exchange Commission.

###

PRDO ANNOUNCES 2Q21 RESULTS …PG 7

CONTACT

Investors:

Alpha IR Group

Wyatt Turk or Chris Hodges

(312) 445-2870

PRDO@alpha-ir.com

Or

Media:

Perdoceo Education Corporation

(847) 585-2600

media@perdoceoed.com

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30,	December 31,
	2021	2020
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents, unrestricted	$87,343	$105,684
Restricted cash	4,000	4,000
Short-term investments	389,310	300,676
Total cash and cash equivalents, restricted cash and short-term investments	480,653	410,360

Student receivables, net	51,682	44,682
Receivables, other	2,568	2,873
Prepaid expenses	10,986	8,209
Inventories	619	596
Other current assets	2,637	341
Total current assets	549,145	467,061

NON-CURRENT ASSETS:
Property and equipment, net	24,807	27,761
Right of use asset, net	40,821	44,773
Goodwill	118,312	118,312
Intangible assets, net	13,856	15,522
Student receivables, net	1,467	1,303
Deferred income tax assets, net	31,782	40,351
Other assets	6,229	6,434
TOTAL ASSETS	$786,419	$721,517

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Lease liability - operating	$9,779	$9,789
Accounts payable	11,533	13,259
Accrued expenses:
Payroll and related benefits	19,495	22,661
Advertising and marketing costs	11,615	10,249
Income taxes	1,522	1,402
Other	18,614	11,921
Deferred revenue	45,214	34,534
Total current liabilities	117,772	103,815

NON-CURRENT LIABILITIES:
Lease liability - operating	40,565	43,405
Other liabilities	14,470	18,390
Total non-current liabilities	55,035	61,795

STOCKHOLDERS' EQUITY:
Preferred stock	-	-
Common stock	879	873
Additional paid-in capital	666,470	658,423
Accumulated other comprehensive income	20	364
Retained earnings	199,737	142,335
Treasury stock	(253,494)	(246,088)
Total stockholders' equity	613,612	555,907
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$786,419	$721,517

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts and percentages)

	For the Quarter Ended June 30,
	2021	% of Total Revenue	2020	% of Total Revenue
REVENUE:
Tuition and fees	$174,804	99.6%	$175,499	99.7%
Other	735	0.4%	536	0.3%
Total revenue	175,539		176,035
OPERATING EXPENSES:
Educational services and facilities	28,532	16.3%	28,676	16.3%
General and administrative	107,132	61.0%	105,840	60.1%
Depreciation and amortization	3,913	2.2%	4,151	2.4%
Total operating expenses	139,577	79.5%	138,667	78.8%
Operating income	35,962	20.5%	37,368	21.2%
OTHER INCOME:
Interest income	322	0.2%	1,011	0.6%
Interest expense	(280)	-0.2%	(43)	0.0%
Miscellaneous (expense) income	(35)	0.0%	125	0.1%
Total other income	7	0.0%	1,093	0.6%
PRETAX INCOME	35,969	20.5%	38,461	21.8%
Provision for income taxes	9,319	5.3%	10,272	5.8%

INCOME FROM CONTINUING OPERATIONS	26,650	15.2%	28,189	16.0%
Loss from discontinued operations, net of tax	(1)	0.0%	(22)	0.0%
NET INCOME	26,649	15.2%	28,167	16.0%

NET INCOME PER SHARE - BASIC:	$0.38		$0.41

NET INCOME PER SHARE -DILUTED:	$0.37		$0.40

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	70,299		69,094
Diluted	71,679		70,900

UNAUDITED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
	For the Quarter Ended June 30,
(In Thousands)	2021		2020
NET INCOME	$26,649		$28,167
OTHER COMPREHENSIVE INCOME, net of tax:
Foreign currency translation adjustments	28		53
Unrealized (loss) gain on investments	(22)		1,431
Total other comprehensive income	6		1,484
COMPREHENSIVE INCOME	$26,655		$29,651

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts and percentages)

	For the Year to Date Ended June 30,
	2021	% of Total Revenue	2020	% of Total Revenue
REVENUE:
Tuition and fees	$357,635	99.6%	$345,893	99.7%
Other	1,542	0.4%	1,136	0.3%
Total revenue	359,177		347,029
OPERATING EXPENSES:
Educational services and facilities	57,506	16.0%	55,587	16.0%
General and administrative	217,177	60.5%	209,369	60.3%
Depreciation and amortization	7,915	2.2%	6,790	2.0%
Asset impairment	-	0.0%	612	0.2%
Total operating expenses	282,598	78.7%	272,358	78.5%
Operating income	76,579	21.3%	74,671	21.5%
OTHER INCOME:
Interest income	681	0.2%	2,498	0.7%
Interest expense	(389)	-0.1%	(84)	0.0%
Miscellaneous income	107	0.0%	112	0.0%
Total other income	399	0.1%	2,526	0.7%
PRETAX INCOME	76,978	21.4%	77,197	22.2%
Provision for income taxes	19,564	5.4%	19,876	5.7%

INCOME FROM CONTINUING OPERATIONS	57,414	16.0%	57,321	16.5%
Loss from discontinued operations, net of tax	(12)	0.0%	(48)	0.0%
NET INCOME	57,402	16.0%	57,273	16.5%

NET INCOME PER SHARE - BASIC:	$0.82		$0.82

NET INCOME PER SHARE -DILUTED:	$0.80		$0.80

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	70,224		69,467
Diluted	71,616		71,350

UNAUDITED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
	For the Year to Date Ended June 30,
(In Thousands)	2021		2020
NET INCOME	$57,402		$57,273
OTHER COMPREHENSIVE (LOSS) INCOME, net of tax:
Foreign currency translation adjustments	(101)		5
Unrealized (loss) gain on investments	(243)		592
Total other comprehensive (loss) income	(344)		597
COMPREHENSIVE INCOME	$57,058		$57,870

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Year to Date Ended June 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$57,402	$57,273
Adjustments to reconcile net income to net cash provided by operating activities:
Asset impairment	-	612
Depreciation and amortization expense	7,915	6,790
Bad debt expense	26,168	25,187
Compensation expense related to share-based awards	7,430	6,503
Deferred income taxes	8,569	19,262
Changes in operating assets and liabilities	(24,739)	(10,263)
Net cash provided by operating activities	82,745	105,364

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale investments	(218,437)	(209,846)
Sales of available-for-sale investments	127,193	145,819
Purchases of property and equipment	(3,059)	(3,439)
Business acquisition	-	(34,065)
Net cash used in investing activities	(94,303)	(101,531)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	623	1,014
Purchase of treasury stock	(5,372)	(17,309)
Payments of employee tax associated with stock compensation	(2,034)	(689)
Net cash used in financing activities	(6,783)	(16,984)
NET DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(18,341)	(13,151)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of the period	109,684	108,687
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of the period	$91,343	$95,536

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Quarter Ended June 30,
	2021	2020
REVENUE:
CTU	$102,035	$100,193
AIU	73,223	75,835
Corporate and Other	281	7
Total	$175,539	$176,035

OPERATING INCOME (LOSS):
CTU	$35,398	$33,076
AIU	9,218	10,476
Corporate and Other	(8,654)	(6,184)
Total	$35,962	$37,368

OPERATING MARGIN (LOSS):
CTU	34.7%	33.0%
AIU	12.6%	13.8%
Corporate and Other	NM	NM
Total	20.5%	21.2%

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Year to Date Ended June 30,
	2021	2020
REVENUE:
CTU	$207,857	$203,781
AIU (1)	150,700	143,231
Corporate and Other	620	17
Total	$359,177	$347,029

OPERATING INCOME (LOSS):
CTU	$71,541	$67,695
AIU (1)	20,541	19,852
Corporate and Other	(15,503)	(12,876)
Total	$76,579	$74,671

OPERATING MARGIN (LOSS):
CTU	34.4%	33.2%
AIU (1)	13.6%	13.9%
Corporate and Other	NM	NM
Total	21.3%	21.5%
(1)

AIU’s results of operations include the Trident acquisition commencing on the March 2, 2020 date of acquisition and therefore the year to date ended June 30, 2020 does not reflect a full six months of results for Trident.

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1)

(In thousands, unless otherwise noted)

	For the Quarter Ended June 30,		For the Year to Date Ended June 30,
	ACTUAL		ACTUAL
Adjusted Operating Income	2021	2020	2021	2020 (5)
Operating income	$35,962	$37,368	$76,579	$74,671
Depreciation and amortization (2)	3,913	4,151	7,915	6,790
Legal fee expense related to certain matters (3)	2,416	22	2,658	163
Adjusted Operating Income (4)	$42,291	$41,541	$87,152	$81,624

	For the Quarter Ending September 30,		For the Year Ending December 31,
	OUTLOOK	ACTUAL	OUTLOOK	ACTUAL
	2021	2020	2021	2020 (5)
Operating income	$35.5M – $37.0M	$32,074	$146.3M – $152.3M	$142,934
Depreciation and amortization (2)	4.0M	3,995	16.0M	14,786
Legal fee expense related to certain matters (3)	-	4	2.7M	1,296
Adjusted Operating Income (4)	$39.5M - $41.0M	$36,073	$165.0M - $171.0M	$159,016

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1) (cont’d)

	For the Quarter Ended June 30,		For the Year to Date Ended June 30,
	ACTUAL		ACTUAL
	2021	2020	2021	2020 (5)
Reported Earnings Per Diluted Share	$0.37	$0.40	$0.80	$0.80

Pre-tax adjustments included in operating expenses:
Amortization for acquired intangible assets (2)	0.01	0.02	0.02	0.02
Legal fee expense related to certain matters (3)	0.04	-	0.04	-
Total pre-tax adjustments	$0.05	$0.02	$0.06	$0.02
Tax effect of adjustments (6)	(0.01)	(0.01)	(0.01)	(0.01)
Total adjustments after tax	0.04	0.01	0.05	0.01
Adjusted Earnings Per Diluted Share (4)	$0.41	$0.41	$0.85	$0.81

	For the Quarter Ending September 30,		For the Year Ending December 31,
	OUTLOOK	ACTUAL	OUTLOOK	ACTUAL
	2021	2020	2021	2020 (5)
Reported Earnings Per Diluted Share	$0.37 - $0.38	$0.56	$1.52 - $1.58	$1.74

Pre-tax adjustments included in operating expenses:
Amortization for acquired intangible assets (2)	0.01	0.01	0.04	0.04
Legal fee expense related to certain matters (3)	-	-	0.04	0.02
Total pre-tax adjustments	$0.01	$0.01	$0.08	$0.06
Tax effect of adjustments (6)	-	-	(0.02)	(0.02)
Release of valuation allowance (7)	-	(0.22)	-	(0.22)
Total adjustments after tax	0.01	(0.21)	0.06	(0.18)
Adjusted Earnings Per Diluted Share (4)	$0.38 - $0.39	$0.35	$1.58 - $1.64	$1.56

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1) (cont’d)

(1)

The Company believes it is useful to present non-GAAP financial measures which exclude certain significant and non-cash items as a means to understand the performance of its operations. As a general matter, the Company uses non-GAAP financial measures in conjunction with results presented in accordance with GAAP to help analyze the performance of its operations, assist with preparing the annual operating plan, and measure performance for some forms of compensation. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company’s historical results and to provide estimates of future performance.

The Company believes adjusted operating income and adjusted earnings per diluted share allow it to analyze and assess its operations and compare current operating results with the operational performance of other companies in its industry because it does not give effect to potential differences caused by items it does not consider reflective of underlying operating performance, such as amortization for acquired intangible assets, significant legal settlements and legal fee expense related to certain matters. In evaluating adjusted operating income and adjusted earnings per diluted share, investors should be aware that in the future the Company may incur expenses similar to the adjustments presented above. The presentation of adjusted operating income and adjusted earnings per diluted share should not be construed as an inference that the Company's future results will be unaffected by expenses that are unusual, non-routine or non-recurring. Adjusted operating income and adjusted earnings per diluted share have limitations as an analytical tool, and should not be considered in isolation, or as a substitute for net income, operating income, earnings per diluted share, or any other performance measure derived in accordance and reported under GAAP or as an alternative to cash flow from operating activities or as a measure of liquidity.

Non-GAAP financial measures, when viewed in a reconciliation to corresponding GAAP financial measures, provide an additional way of viewing the Company’s results of operations and the factors and trends affecting the Company’s business.  Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding financial results presented in accordance with GAAP.

(2)	Amortization for acquired intangible assets relate to definite-lived intangible assets associated with the Trident acquisition.

(3)

Legal fee expense related to acquisitions and responses to the Department related to borrower defense to repayment applications from former students. These amounts represent expense incurred through June 30, 2021 and do not include potential future expense for these matters because they cannot be reliably quantified without unreasonable efforts by the Company due to the inherent difficulty of forecasting the timing and amount of legal fee expense related to these matters. For the same reason, the Company is unable to address the probable significance of the unavailable information. Future legal fee expense related to these matters will impact the operating income and earnings per diluted share outlook amounts in the table above, which may cause these outlook amounts to vary materially from the actual GAAP results.

(4)

Beginning in 2021, the Company no longer adjusts operating income or earnings per diluted share for expenses related to vacated facilities at closed campuses as these expenses are expected to be immaterial. Additionally, the Company began adjusting for legal fee expense related to acquisitions and responses to the Department related to borrower defense to repayment applications from former students during the second quarter of 2021. The Company believes that these expenses are not reflective of underlying operating performance. Prior period amounts were recast for these items to maintain comparability.

(5)

AIU’s results of operations include the Trident acquisition commencing on the March 2, 2020 date of acquisition and therefore the year to date ended June 30, 2020 does not reflect six months of results for Trident.

(6)

The tax effect of adjustments was calculated by multiplying the pre-tax adjustments with a tax rate of 25.0%. This tax rate is intended to reflect federal and state taxable jurisdictions as well as the nature of the adjustments. There is no tax effect applied to the adjustment related to the release of the valuation allowance as this is an adjustment for income tax.

(7)

The release of a valuation allowance in the amount of $16.0 million was a result of the determination during the period that it was more likely than not that the Company would utilize its deferred tax assets associated with the portion of the foreign tax credit carryforward supported by an overall domestic loss account balance.